PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT is entered into as of November 27, 2001 by and among SCP Pool Corporation, a Delaware corporation (the “Borrower”), SCP Distributors LLC, a Delaware limited liability company, SCP Property Co., a Delaware corporation, Alliance Packaging, Inc., a Delaware corporation, Superior Pool Products LLC, a Delaware limited liability company, SCP Acquisition Co. LLC, a Delaware limited liability company, and SCP International, Inc., a Delaware corporation (each a “Guarantor”, and collectively the “Guarantors”), and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as Administrative Agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

     The Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders are entering into a Credit Agreement dated as of November 27, 2001 (as it may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”). The Borrower and Guarantors are entering into this Pledge and Security Agreement (as it may be amended, restated, supplemented or modified from time to time, the “Security Agreement”) in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

     ACCORDINGLY, the Borrower, Guarantors and the Administrative Agent, on behalf of the Lenders, hereby agree as follows:

ARTICLE I

DEFINITIONS

     1.1      Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     1.2      Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

     1.3      Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

     “Accounts” means any “account,” as such term is defined in Section 9.102(a)(2) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

     “Account Borrower” means any Person who is or who may become obligated to any Debtor under, with respect to, or on account of an Account.

     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

     “Chattel Paper” means any “chattel paper”, as such term is defined in Section 9.102(a)(11) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, all Electronic Chattel Paper, Tangible Chattel Paper and all records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods, now owned or hereafter acquired by such Debtor.

     “Collateral” means all Accounts, Chattel Paper, Documents, General Intangibles, Financial Assets, Letter of Credit Rights, Commercial Tort Claims, Investment Property, Instruments, Inventory, Pledged Securities, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, Stock Rights and Other Collateral, wherever located, in which any Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

     “Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Section 9.102(a)(13) of the UCC, now owned or hereafter acquired by any Debtor and in any event, shall include, without limitation, any claim now owned or hereafter acquired by such Debtor, arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

     “Control” shall have the meaning set forth in Section 9.115 of the UCC.

     “Debtors” shall mean, collectively, the Borrower, the Guarantors, and their respective successors and assigns.

     “Default” means an event described in Section 5.1.

     “Deposit Accounts” means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, now owned or hereafter acquired by any Debtor that is held at or issued by a financial institution that is, at the time in question, a Lender, and in any event, shall include, without limitation, any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by such Debtor and any account which is a replacement or substitute for any of such accounts and is held at or issued by a financial institution that is, at the time in question, a Lender, including, without limitation, those deposit accounts identified on Exhibit B.

     “Documents” means any “document”, as such term is defined in Section 9.102(a)(30) of the UCC, now owned or hereafter acquired by any Debtor, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     “Domestic” means, in respect to any Person, organized under the laws of, and domiciled in, the United States of America or one of its states, e.g., a Domestic Subsidiary, or any other Domestic Person.

     “Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Section 9.102(a)(31) of the UCC, now owned or hereafter acquired by any Debtor.

     “Equipment” means any “equipment”, as such term is defined in Section 9.102(a)(33) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed therein or affixed thereto.

     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

     “Financial Assets” means any “financial asset”, as such term is defined in Section 8.102(a)(9) of the UCC, now owned or hereafter acquired by any Debtor.

     “Fixtures” means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitations, all trade fixtures.

     “Foreign” means, in respect of any Person, organized under the laws of a jurisdiction other than, or domiciled outside of, the United States of America or one of its states, e.g., a Foreign Subsidiary, or any other Foreign Person.

     “General Intangibles” means any “general intangibles”, as such term is defined in Section 9.102(a)(42) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s trade secrets, Intellectual Property, registrations, renewal rights, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs, and inventions, (b) all of such Debtor’s books, records, data, plans, manuals, computer software, and computer programs, (c) all of such Debtor’s contract rights, partnership interests and joint venture interests, (d) all tax refunds and tax refund claims of such Debtor, (e) all choses in action and causes of action of such Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor, (f) all rights and claims of such Debtor under warranties and indemnities, and (g) all rights of such Debtor under any insurance, surety, or similar contract or arrangement.

     “Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC, now owned or hereafter acquired by any Debtor, other than stock and other securities, and in any event, shall include, without limitation, all promissory notes, drafts, bills of exchange and trade acceptances of such Debtor, whether now owned or hereafter acquired.

     “Intellectual Property” means, if any, the copyrights, copyright licenses, patents, patent licenses, trademarks, and trademark licenses now owned or hereafter acquired by any Debtor.

     “Inventory” means any “inventory”, as such term is defined in Section 9.102(a)(48) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of such Debtor, (c) all wrapping, packaging, advertising, and shipping materials of such Debtor, and (d) all goods that have been returned to, repossessed by, or stopped in transit by such Debtor.

     “Investment Property” means any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account (including, without limitation, those described on Exhibit D); (d) any commodity contract; and (e) any commodity account (including, without limitation, those identified on Exhibit D).

     “Letter of Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9.102(a)(51) of the UCC, now owned or hereafter acquired by any Debtor, and in any event, shall include, without limitation, any right to payment or performance under any letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit), now owned or hereafter acquired by such Debtor.

     “Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

     “Obligations” means any and all existing and future Indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Administrative Agent or the Lenders in connection with the preparation, administration, collection or enforcement thereof), of any Debtor to the Administrative Agent or any Lender or any branch, Subsidiary or Affiliate thereof, arising under or pursuant to this Security Agreement, the Credit Agreement, the Guaranty and any Note or Notes now or hereafter issued under the Credit Agreement.

     “Other Collateral” means any Property of any Debtor, other than real estate, Equipment, Fixtures and deposit accounts with financial institutions who are not Lenders, not included within the defined terms Accounts, Chattel Paper, Documents, General Intangibles, Financial Assets, Instruments, Letter of Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Pledged Securities, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, and Stock Rights, including, without limitation, all cash on hand, it being intended that the Collateral include all property of any Debtor other than real estate, Equipment, Fixtures, and deposit accounts with financial institutions who are not Lenders except to the extent of monies on deposit therein which constitute Proceeds.

     “Pledged Securities” means (a) 100% of all capital stock or other equity interests now or in the future issued by each present and future Domestic Subsidiary of the Borrower and (b) 65% of all capital stock or other equity interests now or in the future issued by each present and future Foreign Subsidiary of the Borrower; provided however, the Pledged Securities shall not include any capital stock or other equity interests issued by Jean Albuoy SA, a company organized under the laws of France.

     “Proceeds” means any “proceeds,” as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, and Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

     “Required Secured Parties” means (x) prior to an acceleration of the obligations under the Credit Agreement, the Required Lenders and (y) after an acceleration of the obligations under the Credit Agreement, Lenders and their Affiliates holding in the aggregate at least 51% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments and all other amounts then due and unpaid from the Debtors to the Lenders or their Affiliates under Rate Management Transactions which constitute Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.

     “Section” means a numbered Section of this Security Agreement, unless another document is specifically referenced.

     “Secured Obligations” means (i) the Obligations and (ii) any and all Rate Management Obligations entered into with one or more of the Lenders or their Affiliates with termination costs or other similar liabilities of the Borrower in an aggregate amount not to exceed $3,500,000.

     “Security” has the meaning set forth in 8.102(a)(15) of the UCC.

     “Stock Rights” means any securities, dividends or other distributions and any other right or Property which any Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Pledged Securities and any securities, any right to receive securities and any right to receive earnings in which any Debtor now has or hereafter acquires any right, issued by an issuer of any Pledged Securities.

     “Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Section 9.102(a)(79) of the UCC, now owned or hereafter acquired by any Debtor.

     “UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

     2.1      Security Interest. Each Debtor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Debtor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding anything to the contrary contained herein, the Collateral shall not include Accounts and Instruments arising in connection with the sale, transfer or disposition of Equipment and Fixtures. If the security interest granted hereby in any rights of any Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition. The Administrative Agent acknowledges that the attachment of its security interest in any Commercial Tort Claim as Collateral is subject to each Debtor’s compliance with Section 4.14.

     2.2      Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Administrative Agent or any Lender of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     2.3      Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that contain any information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     Each Debtor represents and warrants to the Administrative Agent and the Lenders that:

     3.1      Title, Authorization, Validity and Enforceability. Each Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each Debtor of this Security Agreement has been duly authorized by proper corporate or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Debtor and creates a security interest which is enforceable against such Debtor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against each Debtor in the locations listed on Exhibit E, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected solely by filing, subject only to Liens permitted under Section 4.1.6 and delivery of the Pledged Securities as required pursuant to Section 4.4.

     3.2      Conflicting Laws and Contracts. Neither the execution and delivery by any Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Debtor or such Debtor’s articles or certificate of incorporation, bylaws, partnership agreement, certificate of partnership, articles of organization or operating agreement or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which such Debtor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Lenders).

     3.3      Principal Location. Each Debtor’s mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Exhibit A; no Debtor has any other places of business except those set forth in Exhibit A.

     3.4      Property Locations. The Inventory is located solely at the locations described in Exhibit A. All of said locations are owned by a Debtor except for locations (i) which are leased by a Debtor as lessee and designated in Part B of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part Cof Exhibit A, with respect to which Inventory such Debtor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Administrative Agent to protect the Administrative Agent’s and the Lenders’security interest in such Inventory.

     3.5      Deposit, Commodity, and Securities Account. Exhibit B correctly identifies all Deposit Accounts and commodity and securities accounts owned by each Debtor and the institutions holding such accounts. No Person other than a Debtor has Control over any Investment Property.

     3.6      Litigation. There is no litigation, investigation or governmental proceeding pending or, to the knowledge of any Debtor, threatened against any Debtor or any of its Properties which if adversely determined would have a material adverse effect on the Collateral or the financial condition, operations, or business of such Debtor.

     3.7      No Other Names. Except as set forth on Schedule 3.7, no Debtor has conducted business under any name except the name in which it has executed this Security Agreement.

     3.8      No Default. No Default or Unmatured Default exists.

     3.9      Accounts and Chattel Paper. The names of the Account Borrowers and other obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of each Debtor relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by each Debtor from time to time. As of the time when each Account or each item of Chattel Paper arises, each Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

     3.10      No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Debtor as debtor has been filed in any jurisdiction except (i) financing statements naming the Administrative Agent on behalf of the Lenders as the secured party, and (ii) financing statements relating to Liens permitted by Section 4.1.6.

     3.11      Federal Employer Identification Number. Each Debtor's Federal employer identification number is as listed on Exhibit C.

     3.12      Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property owned by each Debtor. Each Debtor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Lenders hereunder and Liens permitted by Section 4.1.6. Each Debtor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to the Administrative Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Debtor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible. With respect to ownership interests in its Subsidiaries, the Borrower represents and warrants that the Collateral constitutes (i) 100% of the issued and outstanding shares or other equity interests, as applicable, in all of the Borrower’s Domestic Subsidiaries, and (ii) 65% of the issued and outstanding shares or other equity interests, as applicable, in all of the Borrower’s Foreign Subsidiaries.

ARTICLE IV

COVENANTS

     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

     4.1      General.

4.1.1

 Inspection. Each Debtor will permit the Administrative Agent or any Lender, or its representatives or agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Debtor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Debtor with, and to be advised as to the same by, such Debtor’s officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Administrative Agent or such Lender may determine and so long as no Default or Unmatured Default has occurred and is continuing by reasonable prior notice to such Debtor, and all at such Debtor’s expense.

4.1.2

 Taxes. Each Debtor will pay when due all Taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

4.1.3

 Records and Reports; Notification of Default. Each Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time request. Each Debtor will give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to materially and adversely affect the Collateral. Each Debtor shall mark its books and records to reflect the security interest of the Administrative Agent under this Security Agreement.

4.1.4

 Financing Statements and Other Actions; Defense of Title. Each Debtor will execute and deliver to the Administrative Agent all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, in the case of Investment Property, Control of, the Collateral. Each Debtor will take any and all actions necessary to defend its title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5

 Disposition of Collateral. No Debtor will sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Sections 6.13 (ii) through (vi) of the Credit Agreement, (ii) until such time following the occurrence of a Default as such Debtor receives a notice from the Administrative Agent instructing such Debtor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Debtor receives a notice from the Administrative Agent pursuant to Article VII, Proceeds of Inventory and Accounts collected in the ordinary course of business.

4.1.6

 Liens. No Debtor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted pursuant to Section 6.15 of the Credit Agreement.

4.1.7

 Change in Location, Jurisdiction of Incorporation or Name. No Debtor will (i) change its name or taxpayer identification number, (ii) change its mailing address, or (iii) change its jurisdiction of organization, unless such Debtor shall have given the Administrative Agent not less than 30 days’prior written notice thereof, and the Administrative Agent shall have determined that such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral. Each Debtor will, within 30 days after the occurrence thereof, notify the Administrative Agent of (a) any change in the location of any Inventory or Proceeds or products thereof of such Debtor (other than Inventory and Proceeds thereof disposed of as permitted by Section 4.1.5) from a location specified in Exhibit A, (b) any change in the location of any records relating to any Receivables of such Debtor from a location specified in Exhibit A and (c) any change in the place of business of such Debtor from a location specified in Exhibit A.

4.1.8

 Other Financing Statements. No Debtor will sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except in connection with Liens permitted by Section 4.1.6.

     4.2      Receivables.

4.2.1

 Certain Agreements on Receivables. No Debtor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, each Debtor may reduce the amount of Accounts arising from the sale of Inventory (by discount, credit, rebate or otherwise) in accordance with its present policies and in the ordinary course of business.

4.2.2

 Collection of Receivables. Except as otherwise provided in this Security Agreement, each Debtor will collect and enforce, at such Debtor’s sole expense, all amounts due or hereafter due to such Debtor under the Receivables.

4.2.3

 Delivery of Invoices. Each Debtor will deliver to the Administrative Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Administrative Agent shall specify.

4.2.4

 Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists (except as permitted by Section 4.2.1) or (ii) if, to the knowledge of any Debtor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Debtor will disclose such fact to the Administrative Agent in writing in connection with the inspection by the Administrative Agent of any record of such Debtor relating to such Receivable and in connection with any invoice or report furnished by such Debtor to the Administrative Agent relating to such Receivable.

     4.3      Inventory.

4.3.1	Maintenance of Goods. Each Debtor will do all things necessary to maintain, preserve, protect and keep the Inventory in good repair and working and saleable condition.

4.3.2

 Insurance. Each Debtor will (i) maintain fire and extended coverage insurance on the Inventory containing a lender’s loss payable clause in favor of the Administrative Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days’written notice from the insurance company to the Administrative Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Administrative Agent as the Administrative Agent shall from time to time reasonably request, (iii) furnish to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Administrative Agent, on behalf of the Lenders, as an additional insured.

4.3.3

 Inventory Warranties. Each Debtor warrants and represents that (i) the Lenders may rely, without independent investigation, on all statements or representations made by it on or with respect to any Borrowing Base Certificate and, (ii) unless otherwise indicated in writing by the Debtors (in which case any such affected Inventory shall not be considered Eligible Inventory), each of the criteria set forth in the definition of “Eligible Inventory” has been met with respect to all Inventory included as Eligible Inventory on any Borrowing Base Certificate.

4.3.4

 Safekeeping of Inventory; Inventory Covenants. Neither the Administrative Agent nor any Lender shall be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that any Debtor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender. All risk of loss, damage or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by the Debtors.

4.3.5

 Records and Schedules of Inventory. Each Debtor shall keep correct and accurate daily records on a weighted average cost basis, itemizing and describing the kind, type, quality and quantity of Inventory, such Debtor’s cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment, and shall, at the request of the Administrative Agent, furnish to the Administrative Agent, daily copies of the working papers related thereto and, at the times required under the Credit Agreement, a current Borrowing Base Certificate, based on the weighted average cost assumption. A physical count of the Inventory shall be conducted no less often than annually and a report based on such count of Inventory shall promptly thereafter be provided to the Administrative Agent together with such supporting information including, without limitation invoices relating to such Debtor’s purchase of goods listed in said report, as the Administrative Agent shall, in its reasonable discretion, request.

4.3.6

 Returned and Repossessed Inventory. If at any time prior to the occurrence of a Default, any Account Borrower returns any Inventory to any Debtor with a value in excess of $25,000, such Debtor shall promptly determine the reason for such return and, if such Debtor accepts such return, issue a credit memorandum (with a copy to be sent to the Administrative Agent if the Administrative Agent has so requested) in the appropriate amount to such Account Borrower. After the occurrence of a Default, each Debtor shall hold all returned Inventory in trust for the Administrative Agent, shall segregate all returned Inventory from all other Property of such Debtor or in its possession and shall conspicuously label said returned Inventory as the Property of the Administrative Agent. Each Debtor shall, in all cases, immediately notify the Administrative Agent of the return of any Inventory with a value in excess of $25,000, specifying the reason for such return and the location and condition of the returned Inventory.

     4.4      Instruments, Pledged Securities, Chattel Paper, and Documents. Each Debtor will (i) except as otherwise permitted under Section 6.26 of the Credit Agreement, deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Pledged Securities and Instruments (if any then exist); provided however, so long as no Default or Unmatured Default has occurred and is continuing, the Debtors shall not be required to deliver to the Administrative Agent the originals of any Instruments which have original principal amounts of not more than $500,000 in the aggregate, (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Pledged Securities and Instruments constituting Collateral, and (iii) upon the Administrative Agent’s request, hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent any Document evidencing or constituting Collateral.

     4.5      Uncertificated Pledged Securities and Certain Other Investment Property. Each Debtor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated Pledged Securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated Pledged Securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Each Debtor will take any actions necessary to cause (i) the issuers of uncertificated Pledged Securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Administrative Agent to have and retain Control over such Pledged Securities or other Investment Property. Without limiting the foregoing, each Debtor will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

     4.6      Stock and Other Ownership Interests.

4.6.1

 Changes in Capital Structure of Issuers. Except as otherwise permitted by the Credit Agreement, no Debtor will (i) permit or suffer any issuer of Pledged Securities to dissolve, liquidate, retire any of its Pledged Securities, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Securities in favor of any of the foregoing.

4.6.2

 Issuance of Additional Securities. No Debtor will permit or suffer the issuer of Pledged Securities to issue any additional Pledged Securities, any right to receive the same or any right to receive earnings, except to any Debtor.

4.6.3

 Registration of Pledged Securities and other Investment Property. Each Debtor will permit any registerable Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.

4.6.4

 Exercise of Rights in Pledged Securities and other Investment Property. Each Debtor will permit the Administrative Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Securities or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights, as if it were the absolute owner thereof.

4.6.5

 Issuance of Securities. Debtors shall not permit any limited partnership interests or ownership interests in a limited liability company which are included within the Pledged Securities to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

     4.7      Accounts.

4.7.1

 Account Warranties. Each Debtor warrants and represents that (i) the Administrative Agent may, in determining which Accounts listed on any Borrowing Base Certificate are Eligible Accounts, rely without independent investigation on all statements or representations made by it on or with respect to any such Borrowing Base Certificate and, (ii) unless otherwise indicated in writing by the Debtors (in which case such Account shall not be considered an Eligible Account), each of the criteria set forth in the definition of “Eligible Account” has been met with respect to each Account included as an Eligible Account on any Borrowing Base Certificate.

4.7.2

 Verification of Accounts. The Administrative Agent shall have the right, at any time or times hereafter, in the Administrative Agent’s name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

4.7.3

 Disputed Accounts; Limitation on Modification of Accounts. Each Debtor shall give the Administrative Agent prompt written notice of any Accounts in excess of $25,000 previously shown as Eligible Accounts on a Borrowing Base Certificate which are in dispute between any Account Borrower and such Debtor. Each Borrowing Base Certificate shall identify all disputed Accounts (which shall not be included as Eligible Accounts) and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy. No Debtor will, without the Administrative Agent’s prior written consent, grant any extension of the time for payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than as permitted by Section 4.2.1.

4.7.4

 Appointment of the Administrative Agent as Attorney-in-Fact. Each Debtor hereby irrevocably designates, makes, constitutes and appoints the Administrative Agent (and all persons designated by the Administrative Agent), after the occurrence and during the continuance of a Default or Unmatured Default, as its true and lawful attorney-in-fact, and authorizes the Administrative Agent, in such Debtor’s or the Administrative Agent’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Debtor’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an Account Borrower; (ix) endorse such Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Administrative Agent’s account on account of the Secured Obligations; (x) endorse such Debtor’s name upon any Chattel Paper, Document, Instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xi) sign such Debtor’s name on any verification of Accounts and notices thereof to any Account Borrower; (xii) notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Administrative Agent, have access to any lock box or postal box into which any of such Debtor’s mail is deposited, and open and dispose of all mail addressed to such Debtor, and (xiii) do all acts and things which are necessary, in the Administrative Agent’s sole discretion, to fulfill such Debtor’s obligations under this Security Agreement.

4.7.5

 Notice to Account Borrower. The Administrative Agent may, in its sole discretion, at any time or times after a Default has occurred and is continuing, and without prior notice to any Debtor, (i) notify any or all Account Borrowers that the Accounts have been assigned to the Administrative Agent and that the Administrative Agent, for the ratable benefit of the Lenders, has a security interest therein, and (ii) direct any or all Account Borrowers to make all payments upon the Accounts directly to the Administrative Agent. The Administrative Agent shall furnish the Debtors with a copy of such notice.

     4.8      Deposit Accounts. Each Debtor will (i) upon the Administrative Agent’s request, notify each bank or other financial institution in which it maintains a Deposit Account of the security interest granted to the Administrative Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Administrative Agent’s request, deliver to each such bank or other financial institution a letter, in form and substance reasonably acceptable to the Administrative Agent, transferring dominion and Control over each such Deposit Account to the Administrative Agent. The terms of any such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

     4.9     Federal, State or Municipal Claims. Each Debtor will notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

     4.10      Warehouse Receipts Non-Negotiable. Each Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable”(as such term is used in Section 7-104 of the UCC).

     4.11      Compliance with Agreements. Each Debtor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its Properties or business.

     4.12      Compliance with Laws. Each Debtor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority except for immaterial violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     4.13      Commercial Tort Claims. If any Debtor at any time holds or acquires a Commercial Tort Claim, such Debtor shall immediately notify the Administrative Agent in writing of the details thereof and grant to the Administrative Agent in writing a security interest therein or Lien thereon and in the Proceeds thereof, in form and substance reasonably satisfactory to the Administrative Agent.

     4.14      Letters of Credit Rights. If any Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of any Debtor, such Debtor shall promptly notify the Administrative Agent thereof in writing and, at the Administrative Agent’s request, such Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Section 7.4.

     4.15      Further Assurances; Additional Debtors. At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Administrative Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, the execution and filing of such financing statements as the Administrative Agent may require. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Each Debtor shall promptly endorse and deliver to the Administrative Agent all Documents, Instruments, and Chattel Paper that it now owns or may hereafter acquire. Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit F attached hereto (each a “Security Agreement Supplement”), (a) such Person shall be and become a Debtor hereunder and each reference in this Security Agreement to “Debtor”shall also mean and be a reference to such Person, and (b) the supplemental exhibits A, B, C, D, and E attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Exhibits A, B, C, D, and E, respectively, hereto, and the Administrative Agent may attach such supplemental exhibits to such Exhibits; and each reference to such Exhibits shall mean and be a reference to such Exhibits as supplemented pursuant to each Security Agreement Supplement.

ARTICLE V

DEFAULT

     5.1      Acceleration and Remedies. Upon the occurrence and during the continuance of a Default, the Administrative Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

5.1.1

 Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Lenders prior to a Default.

5.1.2

 Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’lien) when a debtor is in default under a security agreement.

5.1.3

 Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

     5.2      Debtors' Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Debtor will:

5.2.1	Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

5.2.2

 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

     5.3     License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, each Debtor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Debtor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Debtor’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Debtor’s Inventory from such Debtor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Debtor and any Inventory that is covered by any copyright owned by or licensed to such Debtor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to such Debtor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

     No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and with respect to amendments to this Security Agreement, signed by each of the Debtors, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

     7.1      Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuance of a Default, each Debtor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

     7.2      Collection of Receivables. Upon the occurrence and continuation of a Default or an Unmatured Default, the Administrative Agent may at any time in its sole discretion, by giving the Debtors written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Lenders. In such event, each Debtor shall, and shall permit the Administrative Agent to, promptly notify the Account Borrowers or obligors under the Receivables of the Lenders’interest therein and direct such Account Borrowers or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Debtor shall thereafter hold in trust for the Administrative Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

     7.3     Special Collateral Account. The Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Debtor shall have control whatsoever over said cash collateral account. If no Default or Unmatured Default has occurred and is continuing, the Administrative Agent shall from time to time deposit the collected balances in said cash collateral account into any Debtor’s general operating account with the Administrative Agent. If any Default or Unmatured Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

     7.4      Application of Proceeds. Subject to Section 7.3, the proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)

 FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Administrative Agent pursuant to this Security Agreement;

(b)

 SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c)

 THIRD, to payment of the principal of the Secured Obligations and the net early termination payments and any other Rate Management Obligations which constitute Secured Obligations then due and unpaid from any Debtor to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other such Rate Management Obligations then due and unpaid owing to each of them;

(d)

 FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

(e)

 FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into any Debtor’s general operating account with the Administrative Agent.

ARTICLE VIII

GENERAL PROVISIONS

     8.1      Notice of Disposition of Collateral. Each Debtor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Debtor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

     8.2      Compromises and Collection of Collateral. Each Debtor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Debtor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

     8.3     Secured Party Performance of Debtors’Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay in this Security Agreement, and each Debtor shall, jointly and severally, reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.3. Each Debtor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

     8.4     Authorization for Secured Party to Take Certain Action. Each Debtor irrevocably authorizes the Administrative Agent at any time and from time to time in the reasonable discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Debtor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Securities and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Pledged Securities or other Investment Property, (v) to enforce payment of the Receivables in the name of the Administrative Agent or such Debtor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due Taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Debtor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Debtor of any of its obligations under this Security Agreement or under the Credit Agreement.

     8.5      Specific Performance of Certain Covenants. Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.4, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of such Debtor contained in this Security Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Debtor.

     8.6     Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Debtor for such use and occupancy.

     8.7     Dispositions Not Authorized. No Debtor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5, and notwithstanding any course of dealing between any Debtor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Administrative Agent or the Lenders unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

     8.8      Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtors, the Administrative Agent, and the Lenders and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

     8.9      Survival of Representations. All representations and warranties of each Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     8.10     Taxes and Expenses. Any Taxes (including income Taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by each Debtor, together with interest and penalties, if any. The Debtors shall jointly and severally reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’and accountants’fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by each Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Debtor.

     8.11     Headings. The title of and Section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     8.12     Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

     8.13     Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Debtors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Debtors and the Administrative Agent relating to the Collateral.

     8.14     CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8.15     INDEMNITY. EACH DEBTOR HEREBY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS, OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE ADMINISTRATIVE AGENT OR THE LENDERS OR THE DEBTORS, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT), EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION HEREUNDER.

     8.16     Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. This Security Agreement shall be effective when it has been executed by the Debtors and the Administrative Agent by facsimile transmission or upon telephone confirmation by each Debtor and the Administrative Agent that it has taken such action.

ARTICLE IX

NOTICES

     9.1      Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of the Credit Agreement.

     9.2     Change in Address for Notices. Each of the Debtors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

     Bank One, NA has been appointed Administrative Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Debtors and the Administrative Agent have executed this Security Agreement as of the date first above written.

BORROWER:

SCP POOL CORPORATION

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

GUARANTORS:

SCP DISTRIBUTORS LLC

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

SCP PROPERTY CO.

By:	/S/ KRISTINE W. EPPES Name: KRISTINE W. EPPES Title: ASSISTANT SECRETARY

ALLIANCE PACKAGING, INC.

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

SUPERIOR POOL PRODUCTS LLC

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

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SCP ACQUISITION CO. LLC

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

SCP INTERNATIONAL, INC.

By:	/S/ CRAIG K. HUBBARD Name: CRAIG K. HUBBARD Title: CHIEF FINANCIAL OFFICER/SECRETARY/TREASURER

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ADMINISTRATIVE AGENT:

BANK ONE, NA

By:	/S/ JOHN HORST Name: JOHN HORST Title: VICE PRESIDENT

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